As filed with the Securities and Exchange Commission on October 25, 2006

Registration No. 333-129821

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ATI TECHNOLOGIES INC.

(Exact name of Registrant as specified in its charter)

Province of Ontario, Canada	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Commerce Valley Drive East

Markham, Ontario

Canada L3T 7X6

(Address of Principal Executive Offices including Zip Code)

ATI Technologies Inc. Restricted Share Unit Plans

(Full title of the plan)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

Telephone: (212) 894-8700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code for Agent for Service)

Copies to:

Christopher L. Kaufman, Esq.

Tad J. Freese, Esq.

Nicholas S. O’Keefe, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

(650) 328-4600

DEREGISTRATION OF COMMON SHARES

On November 18, 2005, the Registrant filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8, Registration No. 333-129821 (the “Registration Statement”), for the sale of 10,000,000 common shares (the “Common Shares”) of the Registrant under the Registrant’s Restricted Share Unit Plans (the “Plans”).

On October 25, 2006, pursuant to the terms of the Acquisition Agreement (the “Acquisition Agreement”), dated as of July 23, 2006, among Advanced Micro Devices, Inc., 1252986 Alberta ULC, an indirect wholly owned Subsidiary of Advanced Micro Devices, Inc., and the Registrant, 1252986 Alberta ULC acquired all of the outstanding Common Shares of the Registrant. Because the Registrant is no longer a public company, this Post-Effective Amendment No. 1 is being filed to deregister all of the unissued Common Shares formerly issuable under the Plans and registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, California, on this October 25, 2006.

ATI TECHNOLOGIES INC.

By:	/s/ Robert J. Rivet
Robert J. Rivet
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
/s/ Robert J. Rivet Robert J. Rivet	President and Chief Executive Officer (Principal Executive Officer)	October 25, 2006

/s/ J. Michael Woollems J. Michael Woollems	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	October 25, 2006

/s/ J. Michael Woollems J. Michael Woollems	Director	October 25, 2006

/s/ Hollis M. O’Brien Hollis M. O’Brien	Director	October 25, 2006

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Post–Effective Amendment No. 1 to Registration Statement on Form S-8 in its capacity as the duly authorized representative of the Registrant in the United States, in the City of Sunnyvale, California, on this October 25, 2006.

ATI RESEARCH SILICON VALLEY INC.

By:	/s/ Faina Medzonsky
Faina Medzonsky
Assistant Secretary